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                                  Law Offices

                          F R E E R  &  M C G A R R Y

                           A Professional Corporation


                                                1000 Thomas Jefferson Street, NW
                                                Suite 600
                                                Washington, D.C. 20007-3835
                                                Telephone:  (202) 965-6565
                                                Facsimile:  (202) 965-4839


                               February 15, 1996

The Board of Directors
Value Holdings, Inc.
3211 Ponce de Leon Blvd.
Suite 201
Coral Gables, Florida  33134

Ladies and Gentlemen:

         We have represented Value Holdings, Inc. (the "Company") in connection with (i) that certain Consulting Agreement dated January 15, 1996 between the Company and Leonard Rosenberg and (ii) that certain Consulting Agreement dated January 15, 1996 between the Company and Eric Litman (collectively, the "Agreements") and the issuance of an aggregate of 2,100,000 shares of the Company's Common Stock (the "Shares") to Mr. Rosenberg and Mr. Litman pursuant to the terms of the Agreements. In preparing this opinion, we have reviewed the records of the Company's actions in connection with entering into the Agreements and the issuance of the Shares and such other matters that we have considered necessary.

         Based upon the foregoing, we are of the opinion that the Shares when issued were legally issued, fully paid and non-assessable.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Shares and to the reference to us in the Registration Statement.

                                        Sincerely yours,

                                        FREER & McGARRY, P.C.


                                        By   /s/ PATRICK H. ALLEN
                                          -----------------------------
                                             Patrick H. Allen

/PHA